Exhibit 99.1

DANVERS BANCORP, INC.

FOR IMMEDIATE RELEASE

Date:	January 28, 2010

Contacts:	Kevin T. Bottomley	L. Mark Panella
	President and CEO	Executive Vice President and CFO

Phone:	(978) 739-0263	(978) 739-0217
Email:	kevin.bottomley@danversbank.com	mark.panella@danversbank.com

Danvers Bancorp, Inc. Reports Results for the Three Months and Year Ended December 31, 2009

DANVERS, MASSACHUSETTS (January 28, 2010): Danvers Bancorp, Inc. (the “Company”) (NASDAQ: DNBK), the holding company for Danversbank and Beverly National Bank, today reported net income of $2.6 million, for the quarter ended December 31, 2009 compared to a net loss of $37,000 for the same quarter in 2008.  A significant increase in net-interest income and a lesser increase in non-interest income more than offset higher provision for loan losses, increased salaries and benefits expense and expenses associated with the Beverly National Corporation (“Beverly”) merger.  In particular, net interest income improved by $6.5 million or 51.5%, between the comparable periods.

For the year ended December 31, 2009, the Company recorded net income of $5.3 million compared to a net loss of $2.7 million for the same period in 2008.  A $11.7 million increase in net interest income more than offset increases in provision for loan loss and non-interest expense between the two periods.  It should be noted that the loss in 2008 was largely impacted by two non-recurring items; a $6.9 million pretax charge related to the establishment of the Danversbank Charitable Foundation and a $3.7 million pretax charge related to the acceleration of the Company’s phantom stock plan.  Both charges directly relate to the Company’s conversion in January 2008 from a mutual form of organization to a public stock holding company.

Compared to the quarter ended September 30, 2009, net income increased to $2.6 million from net income of $1.2 million.  A significant increase in net-interest income and a modest increase in non-interest income offset increases in the provision for loan losses, salaries and employee benefits and expenses associated with the Beverly merger.

2009 fourth quarter financial highlights include:

•                  49% consolidated growth in gross loans (21% growth Danversbank only);

•                  58% consolidated growth in total deposits (21% growth Danversbank only);

•                  Non-performing assets to total assets of 0.73% compared to 0.41% for Q4 ‘08 and 0.73% for Q3 ‘09;

•                  Net interest margin of 3.57% compared to 3.24% for Q4 ‘08 and 3.23% for Q3 ‘09;

•                  Net interest income increased 52% compared to Q4 ‘08 and 36% compared to Q3 ‘09; and

•                  Non-interest income increased 45% compared to both Q4 ‘08 and Q3 ‘09.

“2009 marked the continued expansion of our retail franchise evidenced by the opening of two new branches in Cambridge and Waltham and the acquisition of Beverly National Corporation which added eight branches to our network.  We were also pleased by robust non-merger related growth in both loans and deposits and the significant improvement in our net interest margin over the last two quarters.  This performance however should be viewed in the context of an increasingly competitive banking marketplace in Eastern Massachusetts.  In recent months, we have witnessed both renewed activity by the national banks with a historic presence in the area and greater competition from regional banks headquartered in neighboring states,” noted Kevin T. Bottomley, President and CEO.

Earnings per share basic and diluted for the fourth quarter of 2009 and 2008 were $0.14 and $0.0, respectively.  Earnings per share basic and diluted for the year ended December 31, 2009 were $0.31.  Earnings per share are not applicable for year to date and quarterly periods prior to June 30, 2008, as the Company did not issue stock until January 10, 2008.

Merger

On October 30, 2009, pursuant to the terms and conditions of the Agreement and Plan of Merger by and between Danvers Bancorp, Inc. and Beverly National Corporation, dated as of June 16, 2009 (the “Merger Agreement”), the merger was consummated. In connection with the merger, Beverly stockholders received 1.66 shares of the Company’s common stock in exchange for each common share of Beverly, which amounted to 4,473,625 shares or $62.1 million in the aggregate.  For more information about the merger with Beverly, refer to the Company’s registration statement on Form S-4, including exhibits, filed on August 28, 2009, and the Company’s Form 8-K, including exhibits, filed on October 30, 2009, with the SEC and available at the SEC’s website at www.sec.gov (symbol “DNBK”).

2009 Earnings Summary

The Company’s net interest income increased $6.5 million, or 51.5%, during the fourth quarter of 2009 compared with the same period in 2008.  For the year ended December 31, 2009, net interest income increased $11.7 million, or 24.8% compared to the prior year.  These increases are directly related to the overall growth of the franchise and in particular, the Company’s significant loan growth during the comparable three and twelve month periods.  Net loans increased $421.9 million and $544.7 million for the quarter and the year, respectively.  Non-merger related loan growth was $110 million and $234 million for the quarter and year, respectively.  In addition, the Company’s funding costs declined by $836,000 and $2.9 million, respectively, between the comparable periods.

The Company’s net interest income, during the fourth quarter of 2009, increased $5.1 million, or 35.8%, when compared to the third quarter of 2009.  The Company’s net interest margin (“NIM”) was 3.57% for the quarter ended December 31, 2009, a 33 basis point increase when compared to the fourth quarter of 2008 and a 34 basis point increase when compared to the third quarter of 2009.  While asset yields only declined 8 basis points during the quarter, funding costs declined 49 basis points.

Non-interest income for the fourth quarter of 2009 totaled $2.4 million, an increase of $744,000, or 44.7%, compared to the fourth quarter of 2008.  The increase was primarily due to increases in service charges on deposit accounts and income from Beverly’s trust services, offset by declines in gains on sales of loans and securities.  For the year ended December 31, 2009, non-interest income increased $562,000, or 8.0%, compared to the same period in 2008.  Increases in service charges on deposit accounts, trust fee income and gains on sales of loans were offset by decreases in net gains on sales of securities and income on bank-owned life insurance.  Non-interest income increased $743,000, or 44.6%, for the fourth quarter compared to the third quarter of 2009.  This was due primarily to increases in service charges on deposits, income on bank-owned life insurance and other operating income.  While the Company’s general levels of non-interest revenues continue to improve, developing additional meaningful sources of non-interest income continues to be a significant challenge.

Non-interest expense increased by $5.1 million, or 41.6%, for the fourth quarter of 2009 when compared to the same period in 2008 as the Company experienced increases in salaries and employee benefits, deposit insurance, outside services as a result of the merger, occupancy and other operating expense.  The increase in salaries and employee benefits during the quarter was the result of additions to staff due to the Beverly merger and the Company’s continued expansion of its branch footprint and lending activities.  Deposit insurance increased $181,000 due to higher insurance premiums.  These increases were offset by a $526,000 decrease in other real estate owned expense.  For the year ended 2009, the Company’s overall non-interest expenses increased $11.1 million, after excluding the non-recurring items related to the conversion in 2008.  The increase is due to increases in other operating expense, salaries and employee benefits, deposit insurance expense and outside services related to the Beverly merger and expansion of the franchise.  These expenses were partially offset by a decrease in other real estate owned expense.

Non-interest expense increased $4.4 million for the fourth quarter compared to the third quarter of 2009.  The increase was mainly due to an increase in other operating expense, salaries and employee benefits, outside services and occupancy expense of $1.4 million, $1.3 million, $601,000 and $334,000, respectively.  Expenses related to the Beverly merger are included in other operating expense.

Balance Sheet Summary

Total assets increased by $771.9 million, or 44.7%, from $1.7 billion at December 31, 2008 to $2.5 billion at December 31, 2009, of which $553.0 million of the increase was attributable to the Beverly merger.  Net loans increased by $544.7 million, or 49.2%, during the year.  During the same period, securities increased by $101.2 million, or 20.6%.  The strong growth of the balance sheet and in particular the loan portfolio is attributable to the Beverly merger and the continuing market transfer of larger and well-diversified credit opportunities from some of the larger institutions in the area to some of the community banking franchises.  In addition, the Company experienced very strong deposit growth during the year.  Deposit balances increased by $647.5 million, or 57.9%, for the year ended December 31, 2009.  $404.5 million of these new balances are related to the Beverly franchise.  The Company has utilized these cash flows to fund loan originations, retire overnight borrowings and, during the most recent quarter, selectively increase segments of the Company’s investment portfolio.

The Company experienced strong loan demand during the fourth quarter of 2009.  Non-merger related loan growth amounted to almost $110 million during the quarter.  In addition, the balances in every product category increased during the quarter as a result of the Beverly merger.  The combination of the growth and merger increased the outstandings in the Company’s commercial real estate, C&I and residential real estate loan segments by $178.4 million, $117.4 million and $86.3 million, respectively.  Gross loans increased $547.2 million for the full year.  $313.0 million is related to the Beverly loan portfolio and $234.0 million is related to non-merger growth.  The trend, as it has been for the better part of the past three years, has been to systematically wind down the Company’s construction lending activities in favor of C&I and selected permanent commercial real estate opportunities.

The Company experienced a modest decline in its asset quality metrics for the quarter ended December 31, 2009. Total non-performing assets (“NPA’s”) increased to $18.2 million at December 31, 2009 from $13.9 million at September 30, 2009.  NPA’s as a percentage of total assets remained unchanged from September 30, 2009 and stood at 73 basis points at December 31, 2009 as a result of the merger.  NPA’s as a percentage of total assets totaled 79 basis points and 55 basis points at June 30, 2009 and March 31, 2009, respectively.  At December 31, 2009, total NPA’s were composed of $9.1 million in loans considered impaired, $7.7 million in troubled debt restructures (“TDR’s”) and $1.4 million in other real estate owned (“OREO”). The Company added one relationship totaling $3.7 million to TDR’s during the quarter and all of the credits classified as TDR’s were performing in accordance with their modified terms and conditions at December 31, 2009. The total OREO consists of five properties with no particular business segment or industry concentration represented.

“As we have noted in the past, economic conditions in Massachusetts remain challenging and we expect to be faced with continued stresses in our loan portfolio in 2010,” mentioned Bottomley.

Despite these concerns over employment and some softening of the local economy, the Company’s delinquency trends continue to be stable and favorable when compared to many industry peers.  The fourth quarter provision for loan losses was $1.8 million compared to $1.5 million for the same period in 2008 and $1.4 million for the third quarter of 2009.  The growth of the loan portfolio and to a lesser extent the establishment of specific reserves were the primary reasons for the increase.  The allowance for loan losses increased $821,000, or 5.9%, during the fourth quarter of 2009 and represented 0.88% of loans at December 31, 2009 compared to 1.08% at December 31, 2008.  The merger of the two franchises and the attendant “purchase accounting” considerations are the reasons that the reserve represents a lower percentage of gross loans.  Net charge-offs for the year ended December 31, 2009 were

$2.5 million or approximately 0.17 basis points on average loans outstanding.  The allowance represents 87.69% of non-performing loans at December 31, 2009.

Deposits increased by $647.5 million, or 57.9%, to $1.8 billion at December 31, 2009 compared to $1.1 billion at December 31, 2008.  During the past year, the Company experienced increases in all deposit categories.  This growth is attributable to the Beverly merger, shifts in the competitive marketplace and recent additions to the Company’s retail branch network.  The Company opened its Cambridge (third quarter) and Waltham (fourth quarter) locations in 2009 and these branches have attracted $19.4 million in new deposit balances.

The Company expects to continue with the expansion of its retail branch network and plans to open a new branch in Boston during the second quarter of 2010 and one in Needham later in the year.  Despite the low levels of short-term interest rates, the Company has experienced considerable success at raising “core” deposit balances.

Advances from the Federal Home Loan Bank of Boston (“FHLBB”) decreased by $36.5 million, or 12.1%, at December 31, 2009 compared to December 31, 2008.  Management has replaced some of the Company’s short-term borrowing with the aforementioned deposit inflows and in the process has lessened the Company’s reliance on any single short-term funding source.  The Company had approximately $218.5 million in various FHLBB term advances outstanding and $172.8 million in short-term borrowings at December 31, 2009.  The Company’s short-term borrowings consisted of $120.0 million in overnight FHLBB borrowings and $52.8 million in overnight customer repurchase agreements (“REPO’s”).  There were no Federal Reserve Bank advances outstanding at the end of the quarter.  From a funding and liquidity perspective, the Company has ready access to a number of large and well-diversified short-term funding sources and these alternatives are available at highly competitive rates given the current rate environment.

Company Profile

Danvers Bancorp, Inc., the holding company for Danversbank and Beverly National Bank, is headquartered in Danvers, Massachusetts.  The Company has grown to $2.5 billion in assets through acquisitions and internal growth, including de novo branching.  We conduct business from our main office located at One Conant Street, Danvers, Massachusetts, and our 25 other branch offices located in Andover, Beverly, Boston, Cambridge, Chelsea, Danvers, Hamilton, Malden, Manchester, Middleton, Peabody, Reading, Revere, Salem, Saugus, Topsfield, Waltham, Wilmington and Woburn, Massachusetts.  Our business consists primarily of making loans to our customers, including C&I loans, commercial real estate loans, owner-occupied residential mortgages and consumer loans and investing in a variety of investment securities.  We fund these lending and investment activities with deposits from our customers, funds generated from operations and selected borrowings. We also provide non-deposit investment products and services, cash management, debit and credit card products and online banking services.  Additional information about the Company and its subsidiaries is available at www.danversbank.com.

Forward Looking Statements

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management.  Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions.  As a result, actual results may differ from those contemplated by these statements.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes and the risk factors described in the Company’s December 31, 2008 Form 10-K, issued March 16, 2009, as updated by our Quarterly Reports on Form 10-Q, that adversely affect the business in which Danvers Bancorp, Inc. is engaged and changes in the securities market.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and the associated conference call.  The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.

DANVERS BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,
	2009	2008
	(In thousands)
ASSETS
Cash and cash equivalents	$71,757	$33,129
Certificates of deposit	10,679	10,291
Securities available for sale, at fair value	481,100	490,845
Securities held to maturity, at cost	110,932	—
Loans held for sale	1,948	—
Loans	1,666,164	1,118,948
Less allowance for loan losses	(14,699)	(12,133)
Loans, net	1,651,465	1,106,815

Restricted stock, at cost	18,726	14,001
Premises and equipment, net	36,764	22,877
Bank-owned life insurance	32,900	24,826
Other real estate owned	1,427	1,158
Accrued interest receivable	9,998	7,457
Deferred tax asset, net	9,619	6,955
Goodwill and intangibles	36,870	356
Prepaid FDIC assessment	8,515	—
Other assets	17,049	9,099
	$2,499,749	$1,727,809

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Demand deposits	$224,776	$123,414
Savings and NOW accounts	376,975	176,365
Money market accounts	621,683	440,931
Term certificates over $100,000	313,679	242,846
Other term certificates	228,690	134,727
Total deposits	1,765,803	1,118,283
Short-term borrowings	172,829	168,276
Long-term debt	218,475	163,022
Subordinated debt	29,965	29,965
Accrued expenses and other liabilities	27,011	15,255
Total liabilities	2,214,083	1,494,801
Stockholders’ equity:
Preferred stock; $0.01 par value, 10,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value, 60,000,000 shares authorized; 22,316,125 and 17,842,500 shares issued at December 31, 2009 and 2008, respectively	223	178
Additional paid-in capital	237,577	174,510
Retained earnings	71,864	67,854
Accumulated other comprehensive income	3,650	4,026
Unearned restricted shares	(6,793)	—
Unearned compensation - ESOP, 1,284,660 and 1,356,030 shares at December 31, 2009 and 2008, respectively	(12,846)	(13,560)
Treasury stock, at cost; 610,593 and 0 shares at December 31, 2009 and 2008, respectively	(8,009)	—
Total stockholders’ equity	285,666	233,008
	$2,499,749	$1,727,809

DANVERS BANCORP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008
	(Dollars in thousands, except per share amounts)
Interest and dividend income:
Interest and fees on loans	$21,650	$16,805	$71,417	$64,470
Interest on debt securities:
Taxable	5,842	4,921	21,622	18,784
Non-taxable	248	195	906	773
Dividends on equity securities	5	102	6	403
Interest on cash equivalents and certificates of deposit	114	141	406	1,100
Total interest and dividend income	27,859	22,164	94,357	85,530

Interest expense:
Interest on deposits:
Savings and NOW accounts	875	546	2,717	2,308
Money market accounts	2,479	3,008	11,190	11,724
Term certificates	2,822	3,383	11,922	14,310
Interest on short-term borrowings	103	146	372	573
Interest on long-term debt and subordinated debt	2,366	2,398	9,282	9,433
Total interest expense	8,645	9,481	35,483	38,348
Net interest income	19,214	12,683	58,874	47,182
Provision for loan losses	1,750	1,500	5,110	4,225
Net interest income, after provision for loan losses	17,464	11,183	53,764	42,957

Non-interest income:
Service charges on deposits	1,054	730	3,557	2,702
Loan servicing fees	60	61	123	228
Gain on sales of loans	54	91	826	277
Net gain on sales of securities	2	34	6	921
Increase in cash surrender value of bank-owned life insurance	331	320	884	1,161
Other operating income	909	430	2,193	1,738
Total non-interest income	2,410	1,666	7,589	7,027

Non-interest expenses:
Salaries and employee benefits	8,683	6,489	30,301	27,984
Occupancy	1,706	1,310	5,960	5,075
Equipment	1,195	819	3,659	3,177
Outside services	929	265	2,069	1,111
Contribution to the Danversbank Charitable Foundation	—	—	—	6,850
Other real estate owned expense	393	919	819	2,830
Deposit insurance expense	692	511	2,807	1,032
Other operating expense	3,882	2,031	10,280	7,331
Total non-interest expenses	17,480	12,344	55,895	55,390
Income (loss) before income taxes	2,394	505	5,458	(5,406)
Provision (benefit) for income taxes	(234)	542	149	(2,703)
Net income (loss)	$2,628	$(37)	$5,309	$(2,703)

Weighted-average shares outstanding:
Basic	18,488,838	16,468,886	16,622,526	N/A
Diluted	18,600,778	16,468,886	16,691,269	N/A

Earnings per share:
Basic	$0.14	$—	$0.31	N/A
Diluted	$0.14	$—	$0.31	N/A

DANVERS BANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended
	December 31,	September 30,
	2009	2009
	(Dollars in thousands,
	except per share amounts)
Interest and dividend income:
Interest and fees on loans	$21,650	$17,448
Interest on debt securities:
Taxable	5,842	5,262
Non-taxable	248	235
Dividends on equity securities	5	—
Interest on cash equivalents and certificates of deposit	114	97
Total interest and dividend income	27,859	23,042

Interest expense:
Interest on deposits:
Savings and NOW accounts	875	647
Money market accounts	2,479	2,828
Term certificates	2,822	3,069
Interest on short-term borrowings	103	62
Interest on long-term debt and subordinated debt	2,366	2,291
Total interest expense	8,645	8,897
Net interest income	19,214	14,145
Provision for loan losses	1,750	1,400
Net interest income, after provision for loan losses	17,464	12,745

Non-interest income:
Service charges on deposits	1,054	869
Loan servicing fees	60	34
Gain on sales of loans	54	87
Net gain on sales of securities	2	4
Increase in cash surrender value of bank-owned life insurance	331	231
Other operating income	909	442
Total non-interest income	2,410	1,667

Non-interest expenses:
Salaries and employee benefits	8,683	7,397
Occupancy	1,706	1,372
Equipment	1,195	877
Outside services	929	328
Other real estate owned expense	393	159
Deposit insurance expense	692	415
Other operating expense	3,882	2,496
Total non-interest expenses	17,480	13,044
Income before income taxes	2,394	1,368
Provision (benefit) for income taxes	(234)	205
Net income	$2,628	$1,163

Weighted-average shares outstanding:
Basic	18,488,838	15,662,796
Diluted	18,600,778	15,734,543

Earnings per share:
Basic	$0.14	$0.07
Diluted	$0.14	$0.07

DANVERS BANCORP, INC.

NET INTEREST INCOME ANALYSIS

(Unaudited)

	Three Months Ended December 31,
	2009				2008
	Average		Interest	Average	Average		Interest	Average
	Outstanding		Earned/	Yield/	Outstanding		Earned/	Yield/
	Balance		Paid	Rate (1)	Balance		Paid	Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning cash equivalents and certificates of deposit	$64,866		$114	0.70%	$27,482		$141	2.05%
Debt securities: (2)
U.S. Government	10,326		5	0.19	2,010		16	3.18
Gov’t-sponsored enterprises and FHLMC	235,645		2,421	4.11	186,639		2,207	4.73
Mortgage-backed	284,050		3,104	4.37	218,234		2,695	4.94
Municipal bonds	24,223		248	4.10	19,182		195	4.07
Other	10,774		312	11.58	250		3	4.80
Equity securities	17,579		5	0.11	12,186		102	3.35
Real estate mortgages (3)	861,019		12,265	5.70	605,202		9,169	6.06
C&I loans (3)	510,371		7,760	6.08	413,811		6,607	6.39
IRBs (3)	121,196		1,453	4.80	69,844		847	4.85
Consumer loans (3)	10,267		172	6.70	9,084		182	8.01
Total interest-earning assets	2,150,316		27,859	5.18	1,563,924		22,164	5.67
Allowance for loan losses	(14,003)				(11,236)
Total earning assets less allowance for loan losses	2,136,313				1,552,688
Non-interest-earning assets	132,633				92,962
Total assets	$2,268,946				$1,645,650

Interest-bearing liabilities:
Deposits:
Savings and NOW accounts	$318,748		875	1.10	$176,065		546	1.24
Money market accounts	623,484		2,479	1.59	442,738		3,008	2.72
Term certificates	510,741		2,822	2.21	387,207		3,383	3.49
Total deposits	1,452,973		6,176	1.70	1,006,010		6,937	2.76
Borrowed funds:
Short-term borrowings	121,451		103	0.34	78,049		146	0.75
Long-term debt	198,440		1,900	3.83	163,216		1,831	4.49
Subordinated debt	29,965		466	6.22	29,965		567	7.57
Total interest-bearing liabilities	1,802,829		8,645	1.92	1,277,240		9,481	2.97
Non-interest-bearing deposits	195,679				129,650
Other non-interest-bearing liabilities	22,986				11,732
Total non-interest-bearing liabilities	218,665				141,382
Total liabilities	2,021,494				1,418,622
Stockholders’ equity	247,452				227,028
Total liabilities and stockholders’ equity	$2,268,946				$1,645,650

Net interest income			$19,214				$12,683
Net interest rate spread (4)				3.26%				2.70%
Net interest-earning assets (5)	$347,487				$286,684
Net interest margin (6)				3.57%				3.24%
Ratio of interest-earning assets to total interest-bearing liabilities	1.19	x			1.22	x

(1)	Yields are annualized.
(2)	Average balances are presented at average amortized cost.
(3)	Average loans include non-accrual loans and are net of average deferred loan fees/costs.
(4)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities at the period indicated.
(5)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6)	Net interest margin represents net interest income divided by average total interest-earning assets.

DANVERS BANCORP, INC.

NET INTEREST INCOME ANALYSIS

(Unaudited)

	Years Ended December 31,
	2009				2008
	Average		Interest	Average	Average		Interest	Average
	Outstanding		Earned/	Yield/	Outstanding		Earned/	Yield/
	Balance		Paid	Rate	Balance		Paid	Rate
	(Dollars in thousands)
Interest-earning assets:
Interest-earning cash equivalents and certificates of deposit	$48,946		$406	0.83%	$41,480		$1,100	265.00%
Debt securities: (1)
U.S. Government	3,091		18	0.58	2,027		78	385.00
Gov’t-sponsored enterprises and FHLMC	202,486		9,412	4.65	174,224		8,390	482.00
Mortgage-backed	252,042		11,678	4.63	206,237		10,302	5.00
Municipal bonds	22,248		906	4.07	19,008		773	4.07
Other	4,710		514	10.91	283		14	4.95
Equity securities	14,791		6	0.04	11,447		403	3.52
Real estate mortgages (2)	690,686		39,079	5.66	581,447		36,401	6.26
C&I loans (2)	461,910		27,331	5.92	364,216		24,572	6.75
IRBs (2)	91,618		4,383	4.78	56,331		2,746	4.87
Consumer loans (2)	8,411		624	7.42	9,310		751	8.07
Total interest-earning assets	1,800,939		94,357	5.24	1,466,010		85,530	5.83
Allowance for loan losses	(12,972)				(10,214)
Total earning assets less allowance for loan losses	1,787,967				1,455,796
Non-interest-earning assets	109,488				98,162
Total assets	$1,897,455				$1,553,958

Interest-bearing liabilities:
Deposits:
Savings and NOW accounts	$230,857		2,717	1.18	$178,801		2,308	1.29
Money market accounts	534,321		11,190	2.09	417,127		11,724	2.81
Term certificates (3)	442,476		11,922	2.69	360,500		14,310	3.97
Total deposits	1,207,654		25,829	2.14	956,428		28,342	2.96
Borrowed funds:
Short-term borrowings	98,152		372	0.38	46,409		573	1.23
Long-term debt	171,401		7,317	4.27	158,102		7,131	4.51
Subordinated debt	29,965		1,965	6.56	29,965		2,302	7.68
Total interest-bearing liabilities	1,507,172		35,483	2.35	1,190,904		38,348	3.22
Non-interest-bearing deposits	145,025				138,481
Other non-interest-bearing liabilities	14,359				7,596
Total non-interest-bearing liabilities	159,384				146,077
Total liabilities	1,666,556				1,336,981
Stockholders’ equity	230,899				216,977
Total liabilities and stockholders’ equity	$1,897,455				$1,553,958

Net interest income			$58,874				$47,182
Net interest rate spread (4)				2.89%				2.61%
Net interest-earning assets (5)	$293,767				$275,106
Net interest margin (6)				3.27%				3.22%
Ratio of interest-earning assets to total interest-bearing liabilities	1.19	x			1.23	x

(1)	Average balances are presented at average amortized cost.
(2)	Average loans include non-accrual loans and are net of average deferred loan fees/costs.
(3)	In 2008, term certificates include brokered and non-brokered certificates of deposit.
(4)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities at the period indicated.
(5)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6)	Net interest margin represents net interest income divided by average total interest-earning assets.

DANVERS BANCORP, INC.

NET INTEREST INCOME ANALYSIS

(Unaudited)

	Three Months Ended
	December 31, 2009				September 30, 2009
	Average		Interest	Average	Average		Interest	Average
	Outstanding		Earned/	Yield/	Outstanding		Earned/	Yield/
	Balance		Paid	Rate (1)	Balance		Paid	Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning cash equivalents and certificates of deposit	$64,866		$114	0.70%	$60,633		$97	0.64%
Debt securities: (2)
U.S. Government	10,326		5	0.19	—		—	—
Gov’t-sponsored enterprises and FHLMC	235,645		2,421	4.11	187,896		2,241	4.77 4.59
Mortgage-backed	284,050		3,104	4.37	246,167		2,823	4.07
Municipal bonds	24,223		248	4.10	23,071		235	10.63
Other	10,774		312	11.58	7,454		198	—
Equity securities	17,579		5	0.11	14,626		—	5.74
Real estate mortgages (3)	861,019		12,265	5.70	660,559		9,483	5.91
C&I loans (3)	510,371		7,760	6.08	456,742		6,748	4.82
IRBs (3)	121,196		1,453	4.80	89,087		1,073	7.78
Consumer loans (3)	10,267		172	6.70	7,400		144	5.26
Total interest-earning assets	2,150,316		27,859	5.18	1,753,635		23,042
Allowance for loan losses	(14,003)				(12,939)
Total earning assets less allowance for loan losses	2,136,313				1,740,696
Non-interest-earning assets	132,633				105,848
Total assets	$2,268,946				$1,846,544

Interest-bearing liabilities:
Deposits:
Savings and NOW accounts	$318,748		875	1.10	$210,558		647	1.23
Money market accounts	623,484		2,479	1.59	553,428		2,828	2.04
Term certificates	510,741		2,822	2.21	459,363		3,069	2.67
Total deposits	1,452,973		6,176	1.70	1,223,349		6,544	2.14
Borrowed funds:
Short-term borrowings	121,451		103	0.34	63,215		62	0.39
Long-term debt	198,440		1,900	3.83	162,006		1,823	4.50
Subordinated debt	29,965		466	6.22	29,965		468	6.25
Total interest-bearing liabilities	1,802,829		8,645	1.92	1,478,535		8,897	2.41
Non-interest-bearing deposits	195,679				131,408
Other non-interest-bearing liabilities	22,986				14,677
Total non-interest-bearing liabilities	218,665				146,085
Total liabilities	2,021,494				1,624,620
Stockholders’ equity	247,452				221,924
Total liabilities and stockholders’ equity	$2,268,946				$1,846,544

Net interest income			$19,214				$14,145
Net interest rate spread (4)				3.26%				2.85%
Net interest-earning assets (5)	$347,487				$275,100
Net interest margin (6)				3.57%				3.23%
Ratio of interest-earning assets to total interest-bearing liabilities	1.19	x			1.19	x

(1)	Yields are annualized
(2)	Average balances are presented at average amortized cost.
(3)	Average loans include non-accrual loans and are net of average deferred loan fees/costs.
(4)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities at the period indicated.
(5)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6)	Net interest margin represents net interest income divided by average total interest-earning assets.

DANVERS BANCORP, INC.

SELECTED FINANCIAL RATIOS AND OTHER DATA

(Unaudited)

At or For
At or For the	At or For the	the Three
Three Months Ended	Years Ended	Months Ended
December 31,	December 31,	September 30,
2009	2008	2009	2008	2009

Performance Ratios:

Return (loss) on assets (ratio of income to average total assets) (1)	0.46%	(0.01)%	0.28%	(0.17)%	0.25%
Return (loss) on equity (ratio of income to average equity) (1)	4.25%	(0.07)%	2.30%	(1.25)%	2.10%
Net interest rate spread (1) (2)	3.26%	2.70%	2.89%	2.61%	2.85%
Net interest margin (1) (3)	3.57%	3.24%	3.27%	3.22%	3.23%
Efficiency ratio (4)	81.89%	85.82%	86.53%	101.96%	82.30%
Non-interest expenses to average total assets (1)	3.08%	3.00%	2.95%	3.56%	2.83%
Average interest-earning assets to interest-bearing liabilities	1.19	x	1.22	x	1.19	x	1.23	x	1.19	x

Asset Quality Ratios:

Non-performing assets to total assets	0.73%	0.41%	0.73%	0.41%	0.73%
Non-performing loans to total loans	1.00%	0.53%	1.00%	0.53%	0.96%
Allowance for loan losses to non-performing loans	87.69%	204.53%	87.69%	204.53%	115.72%
Allowance for loan losses to total loans	0.88%	1.08%	0.88%	1.08%	1.11%

Capital Ratios:

Risk-based capital (to risk-weighted assets)	15.68%	22.03%	15.68%	22.03%	18.72%
Tier 1 risk-based capital (to risk-weighted assets)	14.87%	21.03%	14.87%	21.03%	17.70%
Tier 1 leverage capital (to average assets)	12.13%	16.55%	12.13%	16.55%	13.14%
Stockholders’ equity to total assets	11.43%	13.51%	11.43%	13.49%	11.95%
Average stockholders’ equity to average assets	10.91%	13.80%	12.17%	13.96%	12.02%

(1)	Ratios for the three months ended December 31, 2009 and 2008 and three months ended September 30, 2009 are annualized.
(2)	The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(3)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(4)

The efficiency ratio represents non-interest expense for the period minus expenses related to the amortization of intangible assets divided by the sum of net interest income (before the loan loss provision) plus non-interest income.